Exhibit 99.1

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

Adobe Systems Reports Record Quarterly and Annual Revenue and Net Income

Company Achieves 18 Percent Year-Over-Year Annual Revenue Growth and Provides Fiscal Year 2006 Financial Targets

SAN JOSE, Calif. — December 15, 2005 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported strong financial results for its fourth quarter and fiscal year ended December 2, 2005.

In the fourth quarter of fiscal 2005, Adobe achieved record revenue of $510.4 million, compared to $429.5 million reported for the fourth quarter of fiscal 2004 and $487.0 million reported in the third quarter of fiscal 2005.  On a year-over-year basis, this represents 19 percent revenue growth.  Adobe’s fourth quarter revenue target range was $490 to $510 million.

“2005 was another remarkable year for Adobe,” said Bruce R. Chizen, Adobe chief executive officer. “We grew our business 18 percent, generated record profits, and for the third consecutive year, achieved record revenue for the fourth quarter and year. At the same time, we completed our acquisition of Macromedia, which positions us for future growth by accelerating our strategy to provide a powerful engagement platform. Going forward, we will meet a wider set of customer needs and have a significantly greater opportunity to expand into new markets, particularly in the mobile and enterprise segments.”

GAAP diluted earnings per share for the fourth quarter of fiscal 2005 were $0.31.  Non-GAAP diluted earnings per share, which excludes the net tax impact of the repatriation of certain foreign earnings and investment gains, were $0.30.

GAAP net income was $156.3 million for the fourth quarter of fiscal 2005, compared to $113.5 million reported in the fourth quarter of fiscal 2004, and $144.9 million in the third quarter of fiscal 2005.  Non-GAAP net income, which excludes, as applicable, the net tax impact of the repatriation of certain foreign earnings, and investment gains and losses, was $151.5 million for the fourth quarter of fiscal 2005, compared to $110.4 million in the fourth quarter of fiscal 2004, and $146.4 million in the third quarter of fiscal 2005.

GAAP diluted earnings per share for the fourth quarter of fiscal 2005 were $0.31 based on 508.6 million weighted average shares. This compares with GAAP diluted earnings per share of $0.23 reported in the fourth quarter of fiscal 2004, based on 500.6 million weighted average shares, and GAAP diluted earnings per share of $0.29 reported in the third quarter of fiscal 2005, based on 507.8 million weighted average shares.

Adobe’s GAAP and non-GAAP operating income was $191.9 million in the fourth quarter of fiscal 2005, compared to $146.4 million in the fourth quarter of fiscal 2004 and $183.6 million in the third quarter of fiscal 2005.  On a year-over-year basis, this represents 31 percent GAAP and non-GAAP operating income growth.  As a percent of revenue, GAAP and non-GAAP operating income in the fourth quarter of fiscal 2005 was 37.6 percent, compared to 34.1 percent in the fourth quarter of fiscal 2004 and 37.7 percent in the third quarter of fiscal 2005.

Adobe Reports Record Annual Revenue in Fiscal Year 2005

In fiscal year 2005, Adobe achieved record revenue of $1.966 billion, compared to $1.667 billion in fiscal 2004.  On a year-over-year basis, annual revenue grew 18 percent.

Adobe’s annual GAAP net income was $602.8 million in fiscal 2005, compared to $450.4 million in fiscal 2004.  On a year-over-year basis, annual GAAP net income grew 34 percent.

Adobe’s annual non-GAAP net income, which as applicable excludes the net tax impact of the repatriation of certain foreign earnings, and investment gains and losses, was $574.5 million in fiscal 2005, compared to $448.5 million in fiscal 2004.  On a year-over-year basis, annual non-GAAP net income grew 28 percent.

GAAP diluted earnings per share for fiscal 2005 were $1.19.  Non-GAAP diluted earnings per share for fiscal 2005, which as applicable excludes the net tax impact of the repatriation of certain foreign earnings, and investment gains and losses, were $1.13.

Adobe Provides First Quarter and Fiscal Year 2006 Financial Targets

For the first quarter of fiscal 2006, Adobe announced it is targeting revenue of $630 million to $660 million.  The Company also is targeting a GAAP operating margin of approximately 15 to 19 percent in the first quarter.  On a non-GAAP basis, which excludes purchase accounting and restructuring charges related to the acquisition of Macromedia, and the stock-based compensation impact of SFAS 123R, the Company is targeting a first quarter operating margin of approximately 35 to 36 percent.

In addition, Adobe is targeting its share count to be between 617 million and 619 million shares in the first quarter of fiscal 2006.  The Company also is targeting other income in its first quarter to be approximately $11 million to $12 million, and a tax rate of 25 percent.

These targets lead to a first quarter GAAP earnings per share target range of approximately $0.13 to $0.16.  On a non-GAAP basis, which excludes purchase accounting and restructuring charges related to the acquisition of Macromedia, and the stock-based compensation impact of SFAS 123R, the Company is targeting earnings per share of approximately $0.28 to $0.30.

For fiscal year 2006, Adobe announced it is targeting revenue of approximately $2.7 billion.  The Company also is targeting a GAAP operating margin of approximately 20 to 23 percent, and a non-GAAP operating margin – which excludes purchase accounting and restructuring charges, and the cost of stock-based compensation under SFAS 123R – of approximately 36 to 37 percent.

Adobe stated it expects its tax rate for fiscal year 2006 to be approximately 25 percent.  Based on the Company’s financial targets, it expects its GAAP earnings per share for the year to be approximately $0.74 to $0.82.  On a non-GAAP basis, it expects earnings per share to be approximately $1.26 to $1.30.

Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, operating margin, other income, tax rate, share count, earnings per share, and future growth and market opportunities, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, delays in development or shipment of the Company’s new products or major new versions of existing products, introduction of new products by existing and new competitors, failure to successfully manage transitions to new business models or markets, failure to anticipate and develop new products in response to changes in demand for application software, computers and printers, intellectual property disputes and litigation, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to the Company’s distribution channel, the impact of malicious code, such as worms and viruses, on the Company’s computer network and applications, interruptions or terminations in the Company’s relationships with turnkey assemblers, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in accounting rules and regulations, unanticipated changes in tax rates, the Company’s inability to attract and retain key personnel, and market risks associated with the Company’s equity investments. For further discussion of these and other risks and uncertainties, individuals should refer to the Company’s SEC filings, including the 2004 annual report on Form 10-K and quarterly reports on Form 10-Q filed in 2005. The Company does not undertake an obligation to update forward looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere, and through any medium.  For more information, visit www.adobe.com.

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© 2005 Adobe Systems Incorporated. All rights reserved. Adobe, Adobe Creative Suite, Adobe Acrobat, and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 2, 2005	December 3, 2004	December 2, 2005	December 3, 2004

Revenue:
Products	$498,457	$420,204	$1,923,278	$1,633,959
Services and support	11,914	9,298	43,043	32,622
Total revenue	510,371	429,502	1,966,321	1,666,581

Total cost of revenue:
Products	24,720	23,887	89,942	86,572
Services and support	5,975	5,485	22,636	17,806
Total cost of revenue	30,695	29,372	112,578	104,378

Gross profit	479,676	400,130	1,853,743	1,562,203

Operating Expenses:
Research and development	94,647	80,100	365,328	311,296
Sales and marketing	147,229	140,289	593,323	521,143
General and administrative	45,870	33,362	166,658	137,970
Total operating expenses	287,746	253,751	1,125,309	970,409

Operating income	191,930	146,379	728,434	591,794

Non-operating income:
Investment income (loss), net	4,998	4,158	(1,301)	2,506
Interest and other income	10,291	2,843	38,643	14,345
Total non-operating income	15,289	7,001	37,342	16,851

Income before income taxes	207,219	153,380	765,776	608,645
Provision for income taxes	50,968	39,879	162,937	158,247

Net income	$156,251	$113,501	$602,839	$450,398

Basic net income per share	$0.32	$0.24	$1.23	$0.94

Shares used in computing basic net income per share	492,517	479,740	489,921	477,658

Diluted net income per share	$0.31	$0.23	$1.19	$0.91

Shares used in computing diluted net income per share	508,562	500,620	508,070	495,626

Cash dividends declared per share	$—	$0.00625	$0.00625	$0.025

Condensed Consolidated Balance Sheets

(In thousands, except per share data)
(Unaudited)

	December 2, 2005	December 3, 2004

ASSETS

Current assets:
Cash and cash equivalents	$420,818	$259,061
Short-term investments	1,280,016	1,054,160
Trade receivables, net	173,245	141,945
Other receivables	31,504	25,495
Deferred income taxes	58,710	51,751
Prepaid expenses and current assets	44,285	18,617

Total current assets	2,008,578	1,551,029

Property and equipment, net	103,549	99,675
Goodwill	118,683	110,287
Purchased and other intangibles, net	16,477	15,513
Investment in lease receivable	126,800	126,800
Other assets	66,228	55,328

Total assets	$2,440,315	$1,958,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$41,042	$43,192
Accrued expenses	226,985	202,762
Income taxes payable	154,529	145,913
Deferred revenue	57,839	52,020

Total current liabilities	480,395	443,887

Long-term liabilities:
Deferred revenue	9,731	7,521
Deferred income taxes	78,800	78,909
Other liabilities	7,063	4,838

Total liabilities	575,989	535,155

Stockholders’ equity:
Common stock, $0.0001 par value	29,600	29,576
Additional paid-in-capital	1,321,146	1,164,643
Retained earnings	2,838,566	2,238,807
Accumulated other comprehensive loss	(914)	(2,289)
Treasury stock at cost, net of re-issuances	(2,324,072)	(2,007,260)

Total stockholders’ equity	1,864,326	1,423,477

Total liabilities and stockholders’ equity	$2,440,315	$1,958,632

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	December 2, 2005	December 3, 2004
Cash flows from operating activities:
Net income	$156,251	$113,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,453	17,802
Stock compensation expense	101	46
Deferred income taxes	33,226	(2,172)
Provision for (recovery of) losses on receivables	369	(58)
Tax benefit from employee stock option plans	19,050	67,822
Net gains on sales and impairments of investments	(4,995)	(4,158)
Changes in operating assets and liabilities:
Receivables	(7,993)	(30,291)
Other current assets	(4,075)	6,424
Trade and other payables	3,614	6,531
Accrued expenses	22,478	32,971
Income taxes payable	(19,764)	(30,778)
Deferred revenue	7,560	12,393

Net cash provided by operating activities	222,275	190,033

Cash flows from investing activities:
Purchases of short-term investments	(280,294)	(389,976)
Maturities of short-term investments	91,347	47,539
Sales of short-term investments	345,359	279,728
Acquisitions of property and equipment	(10,791)	(21,070)
Purchases of long-term investments and other assets	(7,858)	(16,262)
Proceeds from sale of equity securities and other assets	97	2,788

Net cash provided by (used for) investing activities	137,860	(97,253)

Cash flows from financing activities:
Purchases of treasury stock	(500,007)	(200,015)
Proceeds from issuance of treasury stock	106,882	221,145
Payment of dividends	—	(2,982)

Net cash provided by (used for) financing activities	(393,125)	18,148

Effect of foreign currency exchange rates on cash and cash equivalents	(360)	3,732

Net increase (decrease) in cash and cash equivalents	(33,350)	114,660

Cash and cash equivalents at beginning of period	454,168	144,401

Cash and cash equivalents at end of period	$420,818	$259,061

Non-GAAP Results

(In thousands, except per share data)

The following table shows Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended			Year Ended
	December 2, 2005	December 3, 2004	September 2, 2005	December 2, 2005	December 3, 2004

GAAP net income	$156,251	$113,501	$144,916	$602,839	$450,398
Investment (gain)/loss, net of tax	(3,734)	(3,077)	1,527	975	(1,854)
Net tax impact on foreign earnings repatriation	(1,043)	—	—	(29,271)	—
Non-GAAP net income	$151,474	$110,424	$146,443	$574,543	$448,544

Diluted net income per share:

GAAP net income	$0.31	$0.23	$0.29	$1.19	$0.91
Investment gain/(loss), net of tax	(0.01)	(0.01)	0.00	0.00	0.00
Net tax impact on foreign earnings repatriation	0.00	—	—	(0.06)	—
Non-GAAP net income	$0.30	$0.22	$0.29	$1.13	$0.91

Shares used in computing diluted net income per share	508,562	500,620	507,821	508,070	495,626

First Quarter and Fiscal Year 2006 Non-GAAP Financial Targets

The following table shows Adobe’s non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2006		Fiscal Year 2006
	Low	High	Low	High

GAAP operating margin	15%	19%	20%	23%

Purchase accounting adjustments:
Amortization of purchased technology	6	5	6	5
Amortization of other intangibles and deferred compensation	5	4	4	4
Restructuring charges	4	3	1	1
Stock-based compensation impact of SFAS 123R	5	5	5	4
Non-GAAP operating margin	35%	36%	36%	37%

Diluted net income per share:

GAAP earnings per share	$0.13	$0.16	$0.74	$0.82

Purchase accounting adjustments:
Amortization of purchased technology	0.05	0.04	0.18	0.18
Amortization of other intangibles and deferred compensation	0.03	0.03	0.14	0.13
Restructuring charges	0.03	0.03	0.03	0.02
Stock-based compensation impact of SFAS 123R	0.04	0.04	0.17	0.15
Non-GAAP earnings per share	$0.28	$0.30	$1.26	$1.30

Shares used in computing diluted net income per share	618.0	618.0	615.0	615.0

Adobe continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review both GAAP information that includes the investment gains and losses, the net tax impact of the repatriation of certain foreign earnings, purchase accounting adjustments related to business combinations, restructuring charges and stock-based compensation impact of SFAS 123R discussed below, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.

In accordance with GAAP, Adobe incurs investment gains and losses from its venture program.  These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial information.

Also, in accordance with GAAP, Adobe included the net tax impact of the repatriation of certain foreign earnings.  This tax impact is not indicative of Adobe’s ongoing business operations and thus is excluded from its non-GAAP financial information.

For the first quarter and fiscal year 2006, Adobe’s GAAP financial targets include purchase accounting adjustments related to business combinations, restructuring charges and the stock-based compensation impact of SFAS 123R. These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial targets.